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                                                                                EXHIBIT 21
                              Subsidiaries of
                   American Electric Power Company, Inc.
                           As of January 1, 1999

The voting stock of each company shown indented is owned by the company immediately above which is not indented to the same degree. Subsidiaries not indented are directly owned by American Electric Power Company, Inc.

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                                                                             Percentage
                                                                             of Voting
                                                                             Securities
                                                   Location of                Owned By
          Name of Company                         Incorporation           Immediate Parent
American Electric Power Service Corporation       New York                     100.0
AEP Communications, Inc.                          Ohio                         100.0
  AEP Communications, LLC                         Virginia                     100.0
AEP Energy Services, Inc.                         Ohio                         100.0
AEP Generating Company                            Ohio                         100.0
AEP Investments, Inc.                             Ohio                         100.0
AEP Power Marketing, Inc.                         Ohio                         100.0
AEP Resources Service Company                     Ohio                         100.0
  AEP Energy Services International, Limited      Cayman Islands               100.0
AEP Resources, Inc.                               Ohio                         100.0
  AEP Resources Australia Holdings Pty Ltd        Australia                    100.0
    AEP Resources CitiPower I Pty Ltd             Australia                    100.0
      Australia's Energy Partnership              Australia                     99.0 (a)
        Marregon II Pty Ltd                       Australia                    100.0
          CitiPower Pty                           Australia                    100.0
          Marregon Pty Ltd                        Australia                    100.0
      AEP Resources CitiPower II Pty Ltd          Australia                    100.0
        Australia's Energy Partnership            Australia                      1.0 (a)
          Marregon II Pty Ltd                     Australia                    100.0
            CitiPower Pty                         Australia                    100.0
            Marregon Pty Ltd                      Australia                    100.0
  AEP Resources Australia Pty., Ltd.              Australia                    100.0
  AEP Resources Delaware, Inc.                    Delaware                     100.0
  AEP Resources Gas Holding Company               Delaware                     100.0
    AEP Resources Investments, Inc.               Delaware                     100.0
      LIG Pipeline Company                        Nevada                       100.0
        LIG, Inc.                                 Nevada                       100.0
          Louisiana Intrastate Gas Company,L.L.C. Louisiana                     10.0 (b)
            LIG Chemical Company                  Louisiana                    100.0
              LIG Liquids Company,L.L.C.          Louisiana                     10.0 (c)
            LIG Liquids Company,L.L.C.            Louisiana                     90.0 (c)
            Tuscaloosa Pipeline Company           Louisiana                    100.0
        Louisiana Intrastate Gas Company,L.L.C.   Louisiana                     90.0 (b)
          LIG Chemical Company                    Louisiana                    100.0
            LIG Liquids Company,L.L.C.            Louisiana                     10.0 (c)
          LIG Liquids Company,L.L.C.              Louisiana                     90.0 (c)
          Tuscaloosa Pipeline Company             Louisiana                    100.0
    AEP Resources Ventures, Inc.                  Delaware                     100.0
      AEP Acquisition, L.L.C.                     Delaware                      50.0 (d)
        Jefferson Island Storage & Hub L.L.C.     Delaware                     100.0
    AEP Resources Ventures II, Inc.               Delaware                     100.0
      AEP Acquisition, L.L.C.                     Delaware                      50.0 (d)
    AEP Resources Ventures III, Inc.              Delaware                     100.0
  AEP Resources International, Limited            Cayman Islands               100.0
    AEP Pushan Power, LDC                         Cayman Islands                99.0 (e)
      Nanyang General Light Electric Co., Ltd.    People's Republic of China    70.0 (f)
    AEP Resources Mauritius Company               Mauritius                     99.0 (e)
    AEP Resources Mauritius Investment Company    Mauritius                    100.0
    AEP Resources Project Management Company, Ltd.Cayman Islands               100.0
      AEP Pushan Power, LDC                       Cayman Islands                 1.0 (e)
        Nanyang General Light Electric Co., Ltd.  People's Republic of China    70.0 (f)
      AEP Resources Mauritius Company             Mauritius                      1.0 (e)
  AEP Resources Limited                           Great Britain                100.0
  AEPR Global Investments B.V.                    Netherlands                  100.0
    AEPR Global Holland Holding B.V.              Netherlands                  100.0
  AEPR Global Ventures B.V.                       Netherlands                  100.0
Appalachian Power Company                         Virginia                      98.6 (g)
  Cedar Coal Co.                                  West Virginia                100.0
  Central Appalachian Coal Company                West Virginia                100.0
  Central Coal Company                            West Virginia                 50.0 (h)
  Central Operating Company                       West Virginia                 50.0 (h)
  Southern Appalachian Coal Company               West Virginia                100.0
  West Virginia Power Company                     West Virginia                100.0
Columbus Southern Power Company                   Ohio                         100.0
  Colomet, Inc.                                   Ohio                         100.0
  Conesville Coal Preparation Company             Ohio                         100.0
  Simco Inc.                                      Ohio                         100.0
Franklin Real Estate Company                      Pennsylvania                 100.0
  Indiana Franklin Realty, Inc.                   Indiana                      100.0
Indiana Michigan Power Company                    Indiana                      100.0
  Blackhawk Coal Company                          Utah                         100.0
  Price River Coal Company, Inc.                  Indiana                      100.0
Kentucky Power Company                            Kentucky                     100.0
Kingsport Power Company                           Virginia                     100.0
Ohio Power Company                                Ohio                          99.1 (i)
  Cardinal Operating Company                      Ohio                          50.0 (j)
  Central Coal Company                            West Virginia                 50.0 (h)
  Central Ohio Coal Company                       Ohio                         100.0
  Central Operating Company                       West Virginia                 50.0 (h)
  Southern Ohio Coal Company                      West Virginia                100.0
  Windsor Coal Company                            West Virginia                100.0
Ohio Valley Electric Corporation                  Ohio                          44.2 (k)
  Indiana-Kentucky Electric Corporation           Indiana                      100.0
Wheeling Power Company                            West Virginia                100.0


(a) Owned 99% by AEP Resources CitiPower I Pty Ltd and 1% by AEP Resources CitiPower II Pty Ltd

(b) Owned 90% by LIG Pipeline Company and 10% by LIG, Inc.

(c) Owned 90% by Louisiana Intrastate Gas Company, L.L.C. and 10% by Lig Chemical Company

(d) Owned 50% by Aep Resources  Ventures,  Inc and 50% by AEP Resources Ventures
II.

(e) Owned 99% by AEP Resources International, Ltd. and 1% by AEP Resources Project Management Company, Ltd.

(f)  AEP Pushan Power LDC owns 70% and the remaining 30% is owned by two unaffiliated companies.

(g) 13,499,500 shares of Common Stock, all owned by parent, have one vote each and 3,587 shares of Preferred Stock, all owned by public, have one vote each.

(h)  Owned 50% by Appalachian Power Company and 50% by Ohio Power Company.

(i) 27,952,473 shares of Common Stock, all owned by parent, have one vote each and 256,200 shares of Preferred Stock, all owned by public, have one vote each.

(j) Ohio Power Company owns 50% of the stock; the other 50% is owned by a corporation not affiliated with American Electric Power Company, Inc.

(k)  American Electric Power Company, Inc. and Columbus Southern Power Company own 39.9% and
     4.3% of the stock, respectively, and the remaining 55.8% is owned by unaffiliated companies.

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